UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660
Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2021, CytoDyn Inc. (the “Company”) entered into Warrant Exercise Inducement Agreements (the “Exercise Agreements”) with certain substantial holders of outstanding warrants (“Exercise Warrants”) to purchase an aggregate of 3,560,550 shares of Common Stock (the “Warrant Shares”). The Exercise Warrants had exercise prices ranging from $0.45 to $0.75 per share and were issued in various financing transactions between November 2017 and December 2019, expiring five years from their respective dates of issuance.

Pursuant to the Exercise Agreements, as an inducement to exercise the Exercise Warrants immediately for cash, the Company and the holders agreed to negotiated exercise prices ranging from $0.90 to $1.50 per share, and the Company agreed to issue to each Exercise Warrant holder upon exercise an additional four-tenths of a share of Common Stock (collectively, the “Additional Shares”) for each share of Common Stock underlying the Exercise Warrants. In the aggregate, 3,560,550 shares of Common Stock, which includes the 2,543,250 Warrant Shares and 1,017,300 Additional Shares, will be issued in these transactions for aggregate gross proceeds to the Company of approximately $2.9 million, less expenses and the cash fee payable to Paulson Investment Company, LLC (“Paulson”), described below. Final settlements closed on January 28, 2021.

In connection with the Exercise Agreements, the Company entered into a Soliciting Agent Agreement with Paulson, pursuant to which Paulson assisted the Company as its exclusive soliciting agent in connection with the exercise of the Exercise Warrants. Company will pay to Paulson, as compensation for the services provided, a cash commission equal to four and one-half percent (4.5%) of the gross proceeds received by the Company from the Exercise Agreements.

A total of 1,813,250 of the shares of Common Stock issuable upon exercise of the Warrants will be sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-223195), declared effective on March 7, 2018, including the prospectus supplement dated March 7, 2018 thereunder. The remaining 1,747,300 shares issuable upon exercise of the Warrants, as well as all of the Additional Shares, will be sold to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We have also previously filed Registration Statements on Form S-3 (File Nos. 333-223563 and 333-228991) (the “Resale Registration Statements”) to register the resale of certain shares of common stock underlying the Exercise Warrants under the Securities Act. Holders who are named as selling stockholders in the Resale Registration Statements may sell their Warrant Shares listed therein in accordance with the resale provisions set forth in the “Plan of Distribution” section of the Resale Registration Statement prospectus. The Additional Shares to be issued will be “restricted securities” under the Securities Act upon issuance to the holder.

The form of Exercise Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Exercise Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Warrant Exercise Inducement Agreement

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: January 29, 2021	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer